Exhibit 10.27
THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of October 31, 2022, (the “Amendment”) by and among CANADIAN IMPERIAL BANK OF COMMERCE (“Lender”), PULMONX CORPORATION, a Delaware corporation (“Pulmonx” together with each other Person party to the agreement (as defined below) as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”).
RECITALS
A.Borrowers and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of March 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time the “Agreement”).
B.The parties desire to amend the terms of the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.
2.Amendments to Agreement.
1.1.Section 2.3(a)(ii) and (iii) of the Agreement are each hereby amended and restated to read as follows:
(ii)    Subject to the terms and conditions of this Agreement, Lender agrees to make to Borrowers one or more additional term loans (each, a “Term B Loan” and collectively, the “Term B Loans”) in an aggregate amount of up to the Term B Loan Amount, at the request of Borrowers, at any time after the Third Amendment Effective Date through October 31, 2023, so long as (X) no Event of Default has occurred on or prior to the date of any such borrowing, (X) the minimum amount of each Term B Loan shall be $5,000,000, and (Y) the Swiss Security Conditions have been satisfied. When repaid, in whole or in part, the Term B Loans may not be re-borrowed. Lender’s obligation to lend under this Section 2.3(a)(ii) shall terminate upon the earliest to occur of (A) the making an aggregate amount of Term B Loans equal to the Term B Loan Amount, (B) the occurrence of any Event of Default, or (C) October 31, 2023.
(iii)    Subject to the terms and conditions of this Agreement, Lender may, in its sole discretion, upon request by Borrowers, make to Borrowers one or more additional term loans (each, a “Term C Loan” and collectively, the “Term C Loans”; together with the Term A Loan and the Term B Loans, each a “Term Loan” and collectively, the “Term Loans”) in an aggregate amount of up to the Term C Loan Amount, at any time. Any Term C Loan shall be in Lender’s sole and absolute discretion, and Borrowers acknowledge that Lender has no commitment to fund Term C Loans.
1.2.Section 2.3(b) of the Agreement is hereby amended and restated to read as follows:
(d)Repayment. Commencing on the Amortization Date, and continuing thereafter on the first Business Day of each successive month through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal, in an amount sufficient to fully amortize the outstanding principal through the Term Loan Maturity Date, plus accrued and unpaid interest on the outstanding principal balance. Any and all unpaid Obligations, including principal, any accrued and unpaid interest in respect of the Term Loans and other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Section 2.3(c).
1.3.Section 2.3(c) of the Agreement is hereby amended and restated to read as follows:

(c)    Permitted Prepayment of the Term Loans. Borrowers shall have the option to prepay all, or any part of the Term Loans, provided Borrowers provide written notice to Lender of their election to prepay the Term Loans at least ten days prior to such prepayment, and pay, on the date of such prepayment:
(i)all outstanding principal being prepaid plus any accrued and unpaid interest; plus
(ii)the applicable Prepayment Fee (if any); plus
(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts;
and provided further that Borrowers prepay (if prepaying only a part of Term Loans) such part of the Term Loans in increments that are equal to $5,000,000. Any partial prepayment shall be applied first pro-rata to all outstanding amounts under the Term A Loan and the Term B Loans, and after the Term A Loan and Term B Loans have been paid in full, then pro-rata to all outstanding amounts under the Term C Loans.
1.4.Section 2.4(a) of the Agreement is hereby amended and restated to read as follows:
(a)    Interest Rate. Subject to Section 2.4(b), the outstanding principal amount of the Term A Loan and the Term B Loans shall accrue interest at a floating per annum rate equal to 1.00 percentage point above the Prime Rate. All such interest shall be payable monthly in accordance with Section 2.4(d).
1.5.Section 2.5 of the Agreement is hereby amended by amending and restating subsection (c) and adding new subsections (d) thereto to read as follows:
(a)Commitment Fee. On the Third Amendment Effective Date, a commitment fee of $25,000.
(d)Prepayment Fee. The Prepayment Fee as and when due pursuant to Sections 2.3(c). Each Borrower agrees that the Prepayment Fee is a reasonable calculation of Bank’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan
1.6.Section 6.2(m) of the Agreement is hereby amended and restated to read as follows:
(a)Bank Account Statement. Together with the financial statements delivered pursuant to Sections 6.2(a) and (d), an updated schedule of account balances for each Deposit Account and Securities Account of any Loan Party or Subsidiary not held at Lender.
1.7.Section 6.6 of the Agreement is hereby amended and restated to read as follows:
6.6    Accounts
(a)    [Reserved.]
(b)    If any Loan Party establishes any Collateral Account at or with any Person other than Lender, it shall (i) within sixty (60) days of the date such Collateral Account is established but prior to the account balance exceeding $1,000,000, cause such Person to execute and deliver an Account Control Agreement with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder (or with respect to Collateral Accounts maintained outside the United States, take such actions as may be required under applicable law to grant Lender a perfected security interest therein), and (ii) not terminate such Account Control Agreement without the prior written consent of Lender. The provisions of the previous sentence shall not apply to (A) any Deposit Account maintained by Loan Parties which is exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Loan Parties’ employees and identified to Lender by Loan Parties as such or (B) any other Collateral Account identified to Lender as exempt under this Section 6.6(b) in connection with the next Compliance Certificate delivered, provided that the aggregate balance of all Collateral Accounts excluded pursuant to this clause (B) shall not exceed $1,000,000 at any time.

(c)    Borrowers shall maintain in Collateral Accounts with Lender or Lender’s Affiliates (including accounts with Lender’s corporate and institutional services group which, for the avoidance of doubt, may invest in non-Lender affiliated Cash Equivalents) cash and Cash Equivalents in an amount not less than the lesser of (i) $50,000,000, and (ii) 100% of the aggregate amount of cash of Pulmonx and its Subsidiaries on a consolidated basis at such time, provided that this Section 6.6(c) shall not apply to Pulmonx Switzerland on and after the date on which the Swiss Security Conditions are satisfied, provided further that Collateral Accounts with Lender’s Affiliates shall be subject to an Account Control Agreement in favor of Lender.
1.8.Section 6.10 of the Agreement is hereby amended and restated to read as follows:
6.10Financial Covenants.
(a)    With respect to any fiscal quarter, if the aggregate amount of cash and Cash Equivalents held by Pulmonx and its Subsidiaries is less than the applicable Revenue Covenant Threshold Amount (or its equivalent in other currencies), Borrowers shall achieve Revenue for each trailing three-month period ending on the last day of such fiscal quarter not less than 80.00% of Revenue for such trailing three-month period, as set forth in the Annual Projections delivered in accordance with Section 6.2(c), provided that, for the periods set forth below, required quarterly Revenue shall be as set forth in the table below:

Fiscal quarter ending	Revenue ($)
December 31, 2022	12,470,000

(b)    At all times after the Third Amendment Effective Date, maintain Unrestricted Cash in an aggregate amount equal to or greater than the Required Liquidity Amount.
1.9.The notice address for Lender and Lender’s legal counsel in Section 10 of the Agreement are hereby amended as set forth below:

If to Lender, for any borrowing request:
Canadian Imperial Bank of Commerce
Credit Processing Services
595 Bay Street, 5th floor
Toronto, Ontario M5G 2C2
Attention: Michelle Ng, Aaron Ren
e-Mail: Michelle.Ng@cibc.com; Aaron.Ren@cibc.com; Mailbox.X_Innovation_Mail@cibc.com

For all other notices:	CIBC Innovation Banking 81 Bay Street, 10th Floor Toronto, Ontario M5J 0E7 e-mail: Mark.McQueen@cibc.com Attention: Mark McQueen, President and Executive Managing Director
With a copy, not constituting notice, to:	Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, CA 94304 Attention: Cynthia Bai e-mail: cbai@sidley.com
1.10.Exhibit A to the Agreement is hereby amended by amending and restating, or adding in appropriate alphabetical order, as applicable, the following defined terms, to read as follows:

“Amortization Date” November 1, 2024 (the “Initial Amortization Date”), provided that if as of the Initial Amortization Date (or any extended Amortization Date then in effect), the applicable Amortization Date Extension Condition is satisfied, then the Amortization Date shall, at Borrowers’ request, be extended by the applicable Amortization Date Extension.
“Amortization Date Extension” shall mean,
(a)in case the condition set forth in clause (a) in the defined term “Amortization Date Extension Condition” is satisfied, 12 months from the Initial Amortization Date; or
(b)in case the condition set forth in clause (b) in the defined term “Amortization Date Extension Condition” is satisfied, 1 month from the previously scheduled Amortization Date, provided that in no event shall the Amortization Date Extension cause the Amortization Date to be extended beyond the one year anniversary of the Initial Amortization Date.
“Amortization Date Extension Condition” means no Event of Default shall have occurred and be continuing, and
(a)no later than September 30, 2024, Borrowers shall have achieved Revenue for a consecutive twelve month period, of at least the Applicable Revenue Amount, and Borrowers shall have delivered financial statements supporting the foregoing, certified by a Responsible Officer; or
(b)Borrowers have maintained Unrestricted Cash in an amount not less than the Applicable Unrestricted Cash Amount, at all times from the Initial Amortization Date through the applicable date of determination, tested monthly upon delivery of financial reporting.
“Applicable Revenue Amount” means (i) if no Term B Loan has been made, $65,000,000; and (ii) if a Term B Loan has been funded, $70,000,000.
“Applicable Unrestricted Cash Amount” means (i) if no Term B Loan has been made, $50,000,000; and (ii) if a Term B Loan has been funded, $100,000,000
“Initial Amortization Date” has the meaning set forth in the defined term “Amortization Date”.
“Prepayment Fee” means
(a)If Term B Loans have been made:
(i)if any Term Loan is prepaid prior to the one year anniversary of the Third Amendment Effective Date, a fee equal to 2.0% of the principal amount prepaid; and
(ii)if clause (i) does not apply, and if any Term Loan is prepaid on or after the one year anniversary of the Third Amendment Effective Date but prior to the two year anniversary of the Third Amendment Effective Date, a fee equal to 1.0% of the principal amount prepaid.
(b)If Term B Loans have not been made, the Prepayment Fee shall be zero.
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Lender, the “Prime Rate” shall mean the rate of interest per annum announced by Lender as its prime rate in effect at its principal office in the State of New York (such Lender announced Prime Rate not being intended to be the lowest rate of interest charged by Lender in connection with extensions of credit to debtors).
“Required Liquidity Amount” means, as of any date of determination,
(a)if no Term B Loans have been made, an amount equal to Adjusted EBITDA losses for the then-most recent four-month period then ended; and

(b)if Term B Loans have been made, an amount equal to the greater of (x) $20,000,000, and (y) Adjusted EBITDA losses for the then-most recent six month period then ended.
“Revenue Covenant Threshold Amount” means,
(a)if no Term B Loans have been made, $50,000,000, and
(b)if Term B Loans have been made, $100,000,000.
“Term B Loan Amount” means $20,000,000.
“Term C Loan Amount” means $10,000,000.
“Term Loan Maturity Date” means October 31, 2027.
“Third Amendment Effective Date” means October 31, 2022.
“Unrestricted Cash” means the result of (i) all unrestricted cash of Borrowers maintained with (x) Lender or (y) an Affiliate of Lender, subject to an Account Control Agreement in favor of Lender, minus (ii) all outstanding checks written by Borrowers that have not been cashed or otherwise processed.
1.11.Exhibit A of the Agreement is hereby amended by deleting the following defined term: Amortization Schedule
1.12.Exhibit D to the Agreement is hereby amended and restated to read as set forth in Exhibit D attached hereto.
3.Limitation of Amendments. The amendments set forth herein, are effective for the purposes set forth herein, are specific as to content and time and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b) be a continuing waiver with respect to any failure to comply with the terms of the Loan Documents, or (c) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document. No course of dealing on the part of Lender or its officers, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude a y later exercise of any such right. Lender’s failure at any time to require strict performance by Borrowers of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.
4.Obligations. Each Borrower hereby acknowledges that the Obligations are due and owing as set forth in the agreement to Lender without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. All security interests granted to Lender pursuant to any Loan Document are hereby reaffirmed by each Borrower and shall continue from the date originally granted. Except as expressly set forth herein, the terms of the Loan Documents remain in effect. This Amendment is a Loan Document.
5.Representations. To induce Lender to enter into this Amendment, each Borrower hereby represents and warrants as follows:
(a)The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date). As of the date hereof, no Event of Default has occurred and is continuing.
(b)Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment. The execution and delivery by each Borrower o this Amendment and the performance by such Borrower of its obligations under the Agreement (a) have been duly authorized by all necessary action on the part of Borrower Representative, (b) will not contravene (i) any law or regulation binding on or affecting such Borrower, (ii) any contractual restriction with a Person binding on such Borrower, ( ii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (iv) the Operating Documents of such Borrower, and (c) do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made.
(c)This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent or, as applicable, receipt by Lender of the following:
(d)the documents set forth on Schedule 1 hereto shall have been delivered, duly executed by Borrowers, if applicable
(e)draft projections for fiscal year 2023;
(f)payment of the commitment fee due pursuant to Section 2.5 of the Agreement, and all Lender Expenses incurred through the date of this Amendment; and
(g)completion of such matters and delivery of such documents as Lender may reasonably require.
7.Counterparts; Electronic Execution of Documents. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the first date above written.
BORROWERS:
PULMONX CORPORATION
By:    /s/ Derrick Sung
    Name: Derrick Sung, Ph.D.
    Title: Chief Financial Officer
LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE
By:    /s/ Jeff Chapman
    Name: Jeff Chapman
    Title: Assistant General Manager
By:    /s/ Corey Perlmutter
    Name: Corey Perlmutter
    Title: Assistant General Manager

SCHEDULE 1
Amendment Documents
1.this Amendment
2.an updated Perfection Certificate
3.a certificate of Pulmonx, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, and (iii) a schedule of incumbency

EXHIBIT D
COMPLIANCE CERTIFICATE

TO: CANADIAN IMPERIAL BANK OF COMMERCE FROM: PULMONX CORPORATION	Date:

Reference is made to that certain Loan and Security Agreement, dated as of February 20, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among CANADIAN IMPERIAL BANK OF COMMERCE (“Lender”), PULMONX CORPORATION, a Delaware corporation, each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”) and each Person party thereto as a guarantor from time to time. Capitalized terms have meanings as defined in the Agreement.
The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:
(1) Each Loan Party is in compliance for the period ending    with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date.
Schedule 1 sets forth true and correct calculations with respect to the financial covenants in Section 6.10 of the Agreement.
The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal yearend adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No/N/A under “Complies” column.

Reporting Covenants	Required	Complies
Quarterly financial statements and Compliance Certificate	Quarterly, within 45 days (60 days in the case of Q4)	Yes No N/A
Annual Projections and Budget	Annually, within 60 days of fiscal year end	Yes No N/A
Annual audited financial statements and Compliance Certificate	Annually, within 180 days of fiscal year end	Yes No N/A
SEC filings	Within five days after filing with SEC	Yes No N/A
Legal action notices	Promptly	Yes No N/A
IP reports	Together with the Compliance Certificate delivered for the end of each calendar month constituting the end of a fiscal quarter	Yes No N/A
Schedule of bank balances	Together with each Compliance Certificate	Yes No N/A
Insurance reductions	30 days prior to any proposed revocation	Yes No N/A
Material amendments to Operating Documents	Promptly (and prior to an initial public offering)	Yes No N/A
Defaults	Within 3 Business Days upon a Loan Party becoming aware of the existence	Yes No N/A

Financial Covenants	Required	Complies
Minimum Revenue	See Schedule 1 hereto	Yes No
Unrestricted cash	See Schedule 1 hereto	Yes No

Other Covenants	Required	Actual	Complies
Purchase money Indebtedness (including capital leases)	Not to exceed $1,000,000 (or its equivalent) outstanding at any time	$	Yes No
Indebtedness in respect of cash management services and credit cards	Not to exceed $1,000,000 (or its equivalent) outstanding at any time	$	Yes No
Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments	Not to exceed $1,000,000 (or its equivalent) outstanding at any time	$	Yes No
Repurchases of stock pursuant to Section 7.7(a)	Not to exceed $100,000 per fiscal year (or $500,000 per fiscal year per Section 7.7)	$	Yes No
Investments of cash and Cash Equivalents in Subsidiaries
Not to exceed (a) $5,000,000 (or its equivalent) in any fiscal year in Pulmonx Switzerland, and (b) $5,000,000 (or its equivalent) in any fiscal year in all Subsidiaries of Pulmonx other than Pulmonx Switzerland
		(a) $ (b) $	Yes No
Investments for travel advances and employee loans	Not to exceed $250,000 (or its equivalent) outstanding	$	Yes No
Liens of carriers, warehousemen, suppliers	Securing obligations not to exceed $1,000,000 (or its equivalent) at any time	$	Yes No

Other Matters
Has any Loan Party changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:	Yes No
Has there been any change of Chief Executive Officer, President or Chief Financial Officer of Borrower Representative? If so, please describe appointment of any interim replacement or full-time replacement by a candidate with equivalent qualifications:	Yes No
Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please No complete schedule below.				Yes No

Accountholder	Deposit Account /Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE:
PULMONX CORPORATION

By:
Name:
Title:

SCHEDULE 1
FINANCIAL COVENANT CALCULATIONS
[Attached.]